AMENDMENT TO AGREEMENT
                                     AMONG
                           PLACER TECHNOLOGIES CORP.
                                      AND
                      XIN HAI TECHNOLOGY DEVELOPMENT, LTD.
                                      AND
                          INFORNET INVESTMENT LIMITED

The parties hereto:

A.   Placer Technologies Corp.
B.   Xin Hai Technology Development, Ltd.
C.   Infornet Investment Limited

for and in consideration of mutual benefits, detriments, and promises, and other good and valuable consideration, the adequacy of which is hereby acknowledged and recite as follows:

     WHEREAS, the continuing capital requirements for expansion of the joint venture have required and will continue to require the expenditure of and contribution of capital significantly in excess of original business plans.

     NOW, THEREFORE, the parties hereby agree to amend the Agreement among the parties dated August 25, 1997, effective the date hereof:

1.   The distribution of profits (and assets) shall be amended:

     Until Infornet's total investment in the Joint Venture has been fully recovered by Infornet (the Recoupment Date) the profits shall be distributed as follows:

A.   Xin Hai 0%
B.   Infornet 100%

     After the Recoupment Date, the profits shall be distributed as follows:

A.   Xin Hai 20%
B.   Infornet 80%

     Such distribution shall remain in effect until dissolution of the joint venture company.

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     All other provisions remain in force and effect as written.  The amendments are effective as of date hereof.

Dated:  April 25, 2000

XIN HAI TECHNOLOGY DEVELOPMENT, LTD.                   INFORNET INVESTMENT, LTD.

By: /s/                                                By: /s/

PLACER TECHNOLOGIES CORP.

By: /s/Ernest Cheung